SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: March 14, 2001

C. R. BARD, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-6926	22-1454160
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

730 Central Avenue, Murray Hill, New Jersey 07974

(Address of principal executive offices)

Registrant's telephone number, including area code:	(908) 277-8000

Item 9. Regulation FD Disclosure

C. R. Bard, Inc. stated today that it remains comfortable with previous guidance on revenue and earnings for the first quarter ending March 31, 2001. The company expects first quarter 2001 revenue to increase in the range of 7 to 8 percent, on a constant currency basis, compared to the first quarter of 2000. Additionally, the company said it remains comfortable with analysts' earnings estimates of $0.63 to $0.66 per share for the first quarter, excluding the impact of one-time charges associated with the company's recently announced manufacturing consolidation project.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.
(Registrant)
Charles P. Slacik /s/
Charles P. Slacik
Senior Vice President and Chief Financial Officer

Date: March 14, 2001